UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2016

TAPIOCA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

Lasi, Vasile Lupu nr. 83, bl, D1, sc. B, Suite 37
 Romania
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: 4 (0373) 78 12 42

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant.
The information set forth in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.02.
Item 8.01  Other Events.
On February 23, 2016, Slav Serghei, the Company's sole director, President, Treasurer and Secretary, and holder of 3,500,000 shares of the Company's common stock representing approximately 64% of the Company's issued and outstanding securities, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which he agreed to sell to two (2) unrelated third parties (the "Purchasers"), all of his securities of the Company, for aggregate cash consideration of One Hundred Eighty-Two Thousand Four Hundred Dollars ($182,400) as set forth below:

Name	No. of Shares	Percentage of Issued and Outstanding
Ms. Jiang Zhixian	1,750,000	32%
Mr. Zhao Zhenqi	1,750,000	32%
Total	3,500,000	64%
*Ms. Jiang Zhixian is spouse of Mr. Zhao Zhenqi. The new shareholders have no direct family relationships to officers/directors of Tapioca.

The acquisition consummated on March 2, 2016, and a change in control occurred in the Board of Directors and executive management of the Company. In connection with the sale of the Company's securities, Slav Serghei, the Company's sole director, President, Treasurer and Secretary resigned from all of his positions with the Company effective March 1, 2016.  Concurrently therewith, Mr. Xie Jing was appointed to serve as the sole director, Chief Executive Officer, Chief Financial Officer and Secretary of the Company.  Mr. Xie does not hold any securities of the Company. Mr. Xie has no direct family relationships any of the Company's directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.
Mr. Xie Jing, age 35, has more than 10 years experience in IT positions in large corporations including Jardine One Solution Co., Ltd, UBS Corporate Management (Shanghai) Co. Ltd and IFG Research (Shanghai) Investment Management Consulting Co., Ltd.  Mr. Xie has served as the CEO of IFG Research (Shanghai) Investment Management Consulting Co., Ltd., an investment advisory services and financial research company, since December 2015.  As CEO, Mr. Xie is responsible for the company's overall management, strategic planning and development, and formulation of the company's policies and business strategy. From January 2012 to December 2015, Mr. Xie was an analyst with UBS Corporate Management (Shanghai) Co. Ltd, one of the members under UBS Group, where he was responsible for all IT construction projects of new UBS branches in East China area, which included network construction, office infrastructure, hardware and software setup, and other IT support services.  From 2007 to 2012, Mr. Xie served as an analyst with Jardine One Solution Co., Ltd., where he was responsible for the local integrated IT services and projects in Shanghai.   Mr. Xie graduated from the East China University of Science and Technology with a Bachelor degree of Business Administration.  Mr Xie has also obtained a master degree of Financial Software Engineering from the Northwestern Polytechnical University, with major in the field of financial information management, electronic commerce, project management and software engineering.  Mr. Xie's experience in the financial industry and his qualifications have led the Board of Director to determine that he should serve as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TAPIOCA CORP.
Date:  March 3, 2016

By:  /s/ XIE JING

XIE JING
Principal Executive, Financial Officer and Chief Accounting Officer)